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Exhibits 11 (a) and (b)

                         AMERICAN GREETINGS CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
                        ---------------------------------

                                                                     (Unaudited)
                                                              Three Months Ended May 31,
                                                        -----------------------------------
                                                               1997                1996
                                                        ---------------         -----------
Average number of
   common shares outstanding                                 75,127,722          74,735,967
                                                        ===============         ===========
Net income (thousands)                                  $        30,259         $    27,772
                                                        ===============         ===========
Primary earnings per share                              $          0.40         $       .37
                                                        ===============         ===========

               Computation of Fully-diluted Earnings Per Share (a)
               -----------------------------------------------

                                                                     (Unaudited)
                                                             Three Months Ended May 31,
                                                        -----------------------------------
                                                             1997                  1996
                                                        ---------------         -----------
Average number of common shares
outstanding on a fully diluted basis assuming
exercise of stock options based on the treasury
stock method using the higher of average
market price or ending market price (b)                      76,506,975          75,673,431
                                                        ===============         ===========
Net income (thousands)                                  $        30,259         $    27,772
                                                        ===============         ===========
Fully-diluted earnings per share                        $          0.40         $       .37
                                                        ===============         ===========

(a) This calculation is submitted in accordance with the Securities Exchange Act of 1934, although not required by Accounting Principles Board Opinion No. 15, since less than a 3% dilution results.

(b) Ending market price was used for three months ended May 31, 1997. Average market price was used for the three months ended May 31, 1996.